                                                                     Exhibit 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                                  MAXIMUS, INC.


     We hereby associate to form a stock corporation under the provisions of Chapter 1 of Title 13.1 of the Code of Virginia 1950, as amended, and to that end set forth the following:

          1. The name of the Corporation is Maximus, Inc.

          2. The Corporation is organized for the following purposes:

               (a) To provide consulting work for both private and governmental entitles.

               (b) To have all those powers recited in Sections 13.1-3, 13.1-3.1, and 13.1-4, Code of Virginia.

               (c) To carry on business of any character whatsoever that is not prohibited by law or required to be stated in these articles.

          3. The aggregate number of shares which the Corporation shall have the authority to issue and the par value per share are as follows:


                                                         Par Value
                  Class         Number of Shares         Per Share
                  -----         ----------------         ---------

              Common Stock          100,000               50(cent)


          4. The post office address of the initial registered office of the Corporation is 501 Chesapeake Drive, Great Falls, Virginia. The county in which the initial registered office is located is Fairfax County, Virginia. The name of the initial registered agent is David V. Mastran, who is a resident of Virginia and a director of the corporation and whose business address is the same as the address of the initial registered office of the corporation.

          5. The number of directors constituting the initial Board of Directors is two, either or both of whom will initially own all of the shares of the Corporation, and whose names and addresses are as follows:

               Name                             Address
               ----                             -------

          David V. Mastran                501 Chesapeake Drive
                                          Great Falls, Virginia

          Shelley S. Mastran              501 Chesapeake Drive
                                          Great Falls, Virginia

          6. The names and addresses of the incorporators are:

               Name                            Address
               ----                            -------

          David V. Mastran               501 Chesapeake Drive
                                         Great Falls, Virginia

          Shelley S. Mastran             501 Chesapeake Drive
                                         Great Falls, Virginia

          James W. Haley, Jr.            910 Princess Anne Street
                                         Fredericksburg, Virginia

Dated:  September 14, 1975
        ------------------
                                       /s/ David V. Mastran
                                       ---------------------------------
                                       DAVID V. MASTRAN

                                       /s/ Shelley S. Mastran
                                       ---------------------------------
                                       SHELLEY S. MASTRAN

                                       /s/ James W. Haley, Jr.
                                       ---------------------------------
                                       JAMES W. HALEY, JR.

STATE OF VIRGINIA
COUNTY OF FAIRFAX, to wit:


     The foregoing instrument was acknowledged before me this 14th day of September, 1975, by David V. Mastran and Shelley S. Mastran.


My commission expires:

12 Feb 1979                         /s/ John G. Bays
------------------                  -----------------------------------
                                    Notary Public

STATE OF VIRGINIA
CITY OF FREDERICKSBURG, to wit:

     The foregoing instrument was acknowledged before me this 11th day of September, 1975, by James W. Haley, Jr.

My commission expires:

May 17, 1978                        /s/ Lorna M. Keller
------------------                  -----------------------------------
                                    Notary Public

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                  MAXIMUS, INC.


                          PURSUANT TO SECTION 13.1-710
                                       OF
                            VIRGINIA CORPORATION LAW


     We, the undersigned being respectively the president and secretary of MAXIMUS, Inc. ("the Corporation") do hereby certify as follows:

          1. The name of the Corporation is the MAXIMUS, Inc.

          2. The text of the amendment adopted, replacing Article 3 in its entirety, is:

          3. The aggregate number of shares which the Corporation shall have authority to issue and the par value per share are as follows:

                 Class        Number of Shares      Par Value Per Share
                 -----        ----------------      -------------------

             Common Stock          110,000                50(cent)

          3. The date of the amendment's adoption is December 22, 1986.

          4. The amendment was adopted by shareholders owning more than ninety percent of the stock in the Corporation.

     IN WITNESS WHEREOF, we have made and subscribed these articles this 22nd day of December, 1986.


                                              /s/ David V. Mastran
                                              --------------------------------
                                              President


                                              /s/ Shelley S. Mastran
                                              --------------------------------
                                              Secretary
ATTEST:           /s/ Shelley S. Mastran
                  /s/ Alice Luituri

SEAL:

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

                                  MAXIMUS, INC.



     Pursuant to Section 13.1-710 of the 1950 Code of Virginia, as amended, the undersigned certify as follows:

          1. The name of the Corporation is: MAXIMUS, Inc.

          2. Article 1 of the Articles of Incorporation of the corporation is amended to change the name of the corporation from Maximus, Inc. to: MAXIMUS, Inc.

          3. Article 3 of the Articles of Incorporation of the corporation is amended to change each issued and unissued authorized share of common stock of the Corporation into ten shares of such common stock and the par value per share of such common stock is reduced from $0.50 per share to $0.10 per share. To reflect the increased number of authorized shares of the Corporation's common stock and the reduced par value per share of such shares, Article 3 of the Articles of Incorporation is restated as follows:

          3. The aggregate number of shares which the Corporation shall have authority to issue and the par value per share are as follows:

             Class        Number of Shares       Par Value Per Share
             -----        ----------------       -------------------

            Common            1,100,000                 $0.10

          4. The Corporation has adopted the following procedures to implement the stock split described in Article 3 above.

               (a) NOTICE. Promptly after the acceptance of these Articles of Amendment of its Articles of Incorporation by the Virginia State Corporation Commission, the Chief Executive Officer of the Corporation shall cause a notice to be prepared and sent to shareholders of record as of September 1,

          1995, advising such shareholders of the procedures to be followed to exchange existing stock certificates for new certificates reflecting the change in shares. The notice shall include a copy of this Plan of Reorganization and such other materials as the Chief Executive Officer shall deem appropriate to facilitate the exchange of certificates.

               (b) EXCHANGE. Upon surrender of existing certificates for the Corporation's currently issued common stock, shareholders shall be issued a certificate for ten shares of common stock for each share of common stock owned by such shareholders. Certificates surrendered for exchange shall be delivered to the Corporation's Secretary at the corporate headquarters located at 1356 Beverly Road, McLean, Virginia 22041, Attention: Donna Muldoon, Secretary.

               (c) LOST CERTIFICATES. In case of the loss, theft or apparent destruction of a share certificate, the shareholder shall submit an Affidavit to the Corporation, in such form as the Corporation shall require, setting forth the fact of such loss, theft or apparent destruction. The Board of Directors of the Corporation shall review all such affidavits and may, in its discretion, (i) require that any shareholder seeking the issue of a new certificate based upon a lost, stolen or apparently destroyed certificate provide the Corporation with an indemnity bond or other surety indemnifying the Corporation from any loss arising as a result of such lost, mutilated or apparently destroyed certificate and (ii) satisfy any other reasonable requirement deemed necessary or advisable by the Board of Directors.

          5. The date of the amendment's adoption was November 30, 1995.

          6. The amendment was adopted by unanimous consent of the shareholders of the Corporation.


                                        MAXIMUS, Inc.

                                        By: /s/ Raymond B. Ruddy
                                            ----------------------------------
                                            Raymond B. Ruddy
                                            Chairman of the Board of Directors

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                  MAXIMUS, INC.

     Pursuant to Section 13.1-710 of the Stock Corporation Act under Chapter 9 of the Code of Virginia, as amended, the undersigned certifies as follows:

          1. The name of the Corporation is MAXIMUS, Inc.

          2. Article 3 of the Articles of Incorporation of the corporation is hereby amended to read in its entirety as follows:

               "3. The Corporation is authorized to issue 30,000,000 Shares of Common Stock.

               The pre-emptive rights granted by Section 13.1-651 of the Virginia Stock Corporation Act, or any other provision of law, are expressly denied to any Shareholders of this Corporation."

          3. Upon the effectiveness of these Articles of Amendment to the Articles of Incorporation, each issued and outstanding share of Common Stock of the Corporation shall thereby be divided into eleven (11) validly issued, fully paid, and nonassessable shares of Common Stock of the Corporation. There shall not be any change in the number of shares authorized by reason of such division or split, except as set forth in Article 3 of the Corporation's Articles of Incorporation as amended above. No notice of such filing and effectiveness of these Articles of Amendment shall be required to be given to any Shareholder of the Corporation. Each certificate representing shares of Common Stock held by any Shareholder prior to such filing and effectiveness shall be deemed for all purposes to represent the number of shares stated on the face of such certificate multiplied by eleven (11). Upon the request of any Shareholder to exchange such certificate for a new certificate or to transfer shares, the Corporation shall make such exchange or transfer in accordance with the By-laws of the Corporation, taking into account the stock division or split effected by these Articles of Amendment.

          4. This amendment was adopted by the unanimous written consent of the Board of Directors dated March 31, 1997 and submitted for approval by the Shareholders of the Corporation in accordance with Chapter 9 of the Code of the Commonwealth of Virginia (the "Meeting"). By unanimous written consent dated February 3, 1997, the Shareholders of the Corporation approved this amendment. No shares of any other class of stock were outstanding and entitled to vote.

                                           MAXIMUS, Inc.


                                           By: /s/ F. Arthur Nerret
                                               --------------------------------
                                               Name: F. Arthur Nerret
                                               Title: Chief Financial Officer